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 EXHIBIT 13.1

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Companhia Siderúrgica Nacional (the “Company”), does hereby certifies, to such officer’s knowledge, that:

     The Annual Report on Form 20-F for the fiscal year ended December 31, 2006 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 2, 2007

By: /s/ /Benjamin Steinbruch

Name: Benjamin Steinbruch
Title: Chief Executive Officer